
0
500 Miles
0
500 km
CANADA
MANITOBA
ALBERTA
SASKATCHEWAN
Maskootch Property
Todd Property
Red Lake
Greenstone Belt
Winnipeg
Kenora
KPM Property
Timmins
ONTARIO
QUEBEC
MT
ND
SD
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MI
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UNITED STATES
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NE
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